                                                                    EXHIBIT 3.12

                                  BY-LAW NO. 1
                                  ------------

                           A By-law relating generally
                            to the transaction of the
                             business and affairs of

                        NORTH AMERICAN CONSTRUCTION LTD.
                        --------------------------------

                          COOK, DUKE, COX, TOD & KENNY


                                      CBCA

                                BY-LAW NUMBER ONE

                                       OF

                        NORTH AMERICAN CONSTRUCTION LTD.

A By-law relating generally to the transaction of the business and affairs of NORTH AMERICAN CONSTRUCTION LTD.

SECTION I - INTERPRETATION

1.01 Definitions. In these and other By-laws of the Corporation, unless the context otherwise requires:

     (a) "Act" means the Canada Business Corporations Act and any statute that may be substituted therefor, as amended from time to time;

     (b)  "appoint" includes "elect" and vice versa;

     (c)  "Board" means the Board of directors of the Corporation;

     (d) "By-laws" means this By-law and all other By-laws of the Corporation from time to time in force and effect;

     (e) "Corporation" means the Corporation which has adopted these By-laws and to which the same apply.

1.02 Interpretation. Words and expressions defined in the Act have the same meanings when used in the By-laws. Words importing the singular number include the plural and vice versa and words importing gender include masculine, feminine and neuter genders as required by the context. Without limiting the generality of the foregoing, a reference to the directors shall include a sole director when the Corporation has only a sole director.

1.03 Conflict with Act. The By-laws are subject to the provisions of the Act, unless the Act otherwise specifically provides.

1.04 Conflict with Documents. The By-laws are subject to the provisions of the articles and any unanimous shareholders agreement and in the event of conflict between the provisions of any By-laws and the provisions of the articles or a unanimous shareholders agreement, the provisions of the articles or the unanimous shareholders agreement shall prevail over the By-laws.

BY-LAW NUMBER ONE signed on the 3rd day of August
A.D. 1988 for identification.

                                        Per: /s/ Roger Gouin
                                             -----------------------------------
                                             ROGER GOUIN
                                             President

1.05 Headings. The headings and indices used in the By-laws are inserted for convenience of reference only and do not affect the interpretation of the By-laws or any part thereof.

                        SECTION TWO - DIRECTORS AND BOARD
                        ---------------------------------

2.01 Calling of Meeting. The Secretary, upon request of a director, shall summon a meeting of the Board.

2.02 Notice of Meetings. Notice of the time and place of Board meetings shall be given to each director not less than seventy two (72) hours before the time of the meeting. A notice of a Board meeting need not specify the purpose or the business to be transacted at the meeting, except where the Act requires otherwise.

2.03 Telecommunication. A director may participate in a meeting of the Board or of a committee of directors by means of telephone or other communication facilities that permit all directors participating in the meeting to hear each other and a director participating in a meeting by those means is deemed to be present at the meeting.

2.04 Casting Vote. At all Board meetings, every question shall be decided by a majority of votes cast on each question. In the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote in addition to the vote or votes to which he may be entitled as a director.

2.05 Committees of Directors. Unless otherwise ordered by the Board each committee of directors shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

2.06 Corporate Seal. The Board may adopt and change a corporate seal which shall contain the name of the Corporation and the Board may cause to be created as many duplicates thereof as the Board shall determine.

2.07 Execution of Instruments. The Board from time to time may direct the manner in which, and the person or persons by whom, any particular instrument or class of instruments may or shall be signed and delivered. In the absence of a directors' resolution, any particular instrument or class of instruments may be signed and delivered on behalf of the Corporation by any person holding the office of Chairman of the Board, President, Vice-President, Secretary, Treasurer or Managing director or any other office created by By-law or by the directors, or if the Corporation is authorized to have and has only one director by any such person acting alone. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.08      Borrowing. The Board without authorization of the shareholders may:

     (a)  borrow money upon the credit of the Corporation;
     (b)  issue, reissue, sell or pledge debt obligations of the Corporation;
     (c) subject to the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and
     (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

                            SECTION THREE - OFFICERS
                            ------------------------

3.01 Appointment. The Board from time to time may appoint a Chairman of the Board, a President, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer, a Managing director, and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. Subject to those powers and authority which by law may only be exercised by the directors, the officers of the Corporation may exercise respectively such powers and authority and shall perform such duties, in addition to those specified in the By-laws, as may from time to time be prescribed by the Board. Except for the Chairman of the Board, if appointed, and the Managing director, if appointed, an officer may, but need not, be a director. One person may hold more than one office of the Corporation except that the offices of President and Secretary must be held by different persons unless the Board consists of a sole director. The Board from time to time may also appoint other agents, attorneys, officers and employees of the Corporation within or without Canada, who may be given such titles and who may exercise such powers and authority (including the power of subdelegation) and shall perform such duties of management or otherwise, as the Board from time to time may prescribe. In case of the absence of any officer or employee of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers and authority of such officer or employee to any other officer or employee or to any director of the Corporation.

3.02 Chairman of the Board. The Chairman of the Board, if appointed, shall preside at all meetings of the Board and may exercise such other powers and authority and shall perform the duties which the Board may prescribe from time to time.

3.03 President. The President shall be the chief operating officer of the Corporation and, subject to the authority of the Board shall have general supervision of the business and affairs of the Corporation and shall have such other powers and duties as the Board may specify. In the event no Chairman of the Board has been appointed or during the absence of the Chairman of the Board or inability or failure of the Chairman of the Board to act, the President also shall have the powers and duties of the office of Chairman of the Board.

3.04 Vice-President. The Vice-President, or if more than one Vice-President has been appointed, the Vice-Presidents, may exercise such powers and authority and shall perform such duties as may be prescribed from time to time by the Board. During the absence of the President or the inability or failure of the President to act, the Vice-President, or if more than one Vice-President has been appointed, the Vice-President first appointed, also shall have the powers and duties of the office of President.

3.05 Managing director. The Managing director, if appointed, shall manage the operations of the Corporation generally, and may exercise such other powers and authority and shall perform such other duties as may be prescribed from time to time by the Board.

3.06 Secretary. The Secretary, if appointed, shall attend and be the secretary to all meetings of the Board, shareholders and committees of the Board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at such meetings. The Secretary shall give or cause to be given as and when instructed all notices to shareholders, directors, officers, auditors and members of committees of the Board. The Secretary shall be the custodian of the corporate seal, if any, of the Corporation and shall have charge of all books, papers, reports, certificates, records, documents, registers and instruments belonging to the Corporation. The Secretary shall be responsible for registering or filing all reports, certificates and all other documents required by law to be registered or filed by the Corporation. The Secretary shall certify any documents of the Corporation except when some other officer or agent has been appointed for any such purpose and may exercise such other powers and authority and shall perform such other duties as may be prescribed from time to time by the Board or the President.

3.07 Treasurer. The Treasurer, if appointed, shall be responsible for the keeping of proper accounting records in compliance with the Act and shall be responsible for the deposit of monies and other valuable effects of the Corporation in the name and to the credit of the Corporation in such banks or other depositories as the Board may designate from time to time and he shall be responsible for the disbursement of the funds of the Corporation. The Treasurer shall render to the President and the Board whenever so directed an account of all financial transactions and of the financial position of the Corporation. The Treasurer shall be subject to the control of the President and may exercise such other powers and authority and shall perform such other duties as may be prescribed from time to time by the Board or by the President. Whenever the Secretary is also the Treasurer the office may be designated Secretary-treasurer.

3.08 Other Officers. The powers and duties of all other officers shall be such as are prescribed by the Board. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board otherwise directs.

3.09 Variation of Powers and Duties. The Board from time to time may vary, add to or limit the powers, authority and duties of any officer.

3.10 Removal and Discharge. The Board may remove any officer of the Corporation, with or without cause, at any time, unless the resolution or contract providing for the appointment of such officer stipulates otherwise.

3.11 Term of Office. Each officer appointed by the Board shall hold office until a successor is appointed, or until his earlier resignation or removal by the Board.

                     SECTION FOUR - SHAREHOLDERS AND SHARES
                     --------------------------------------

4.01 Persons Entitled to be Present. The only persons entitled to be present at a meeting of the shareholders shall be those persons entitled to vote thereat, the directors and auditor (if any) of the Corporation and others who, although not entitled to vote, are entitled or required to be present at the meeting, under any provision of the Act or the articles or By-laws. Any other persons may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

4.02 Quorum. A quorum for the transaction of business at any meeting of shareholders shall be two (2) persons present in person, each being a shareholder (other than a joint shareholder) entitled to vote thereat or a duly appointed proxy holder or representative for a shareholder so entitled to vote and holding in the aggregate ten (10%) per cent of the shares entitled to vote at the meeting.

4.03 Chairman. The chairman of any meeting of the shareholders shall be the first mentioned of such of the following officers as has been appointed and who is present at the meeting:

     (a)  The Chairman of the Board;
     (b)  The President;
     (c) Any Vice-President (and where more than one Vice-President is present at the meeting, then the priority to act as chairman as between them shall be in order of their appointment to the office of Vice-President).

If no such officer is present within fifteen minutes of the time fixed for the holding of the meeting of the shareholders, the persons present and entitled to vote shall choose one of their number then present to be chairman of that meeting.

4.04 Secretary of Meeting. If the Secretary of the Corporation is absent, the chairman of a meeting of shareholders shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

4.05 Chairman's Declaration. At any meeting of shareholders, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without any or further proof of the number or proportion of votes recorded in favour of or against the motion.

4.06 Voting by Ballot. If a ballot is demanded by a shareholder or proxy holder entitled to vote at a shareholder's meeting and the demand is not withdrawn, the ballot upon the motion shall be taken in such manner as the chairman of the meeting shall direct. Upon a ballot each shareholder who is present in person or represented by proxy shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles. The declaration by the chairman of the meeting that the vote upon the question has been carried, or carried unanimously or by a particular majority, or lost or not carried by a particular majority and an entry in the minutes of the meeting shall be prima facie evidence of the fact without any or further proof of the number or proportion of votes recorded in favour of or against any resolution or question.

4.07 Scrutineers. The chairman or the secretary at any meeting of the shareholders or the shareholders then present may appoint one or more scrutineers, who need not be shareholders, to count and report upon the results of the voting which is done by ballot.

4.08 Joint Shareholders. Where any share entitled to be voted at a meeting of shareholders is held by two or more persons jointly, those persons or such of them that attend the meeting of the shareholders shall only constitute one shareholder for purposes of determining whether a quorum of shareholders is present.

4.09 Proxy The form of proxy by which a proxy holder may be appointed for any meeting of the shareholders shall be in the following form or in any other appropriate form accepted by the chairman of the meeting:

                                     "Proxy
                                     ------

       I/WE the undersigned, being (a) shareholder(s) of ______________________, hereby nominate, constitute and appoint ___________ ____________________, or in the absence of __________________________, _____________________________, as
my/our attorney, representative and/or proxy holder with full power and authority to attend, vote and otherwise act for me/our in my/our name and on my/our behalf at the annual (or special) meeting of shareholders of the Corporation, to be held at__________________________________________, on the
_______________ day of _____________________, 19___, and at any and all
adjournments thereof, with full power of substitution, and I/WE, the undersigned, hereby revoke all other proxies given by me/us, the undersigned, which might be used in respect of such meeting and any and all adjournments thereof.

       Given this ___________ day of ___________________, 19___.

                                        ________________________________________
                                        ________________________________________
                                        _______________________________________"

                         SECTION FIVE - INDEMNIFICATION
                         ------------------------------

5.01      Indemnification of directors and officers.

     (a) Except in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that Corporation or body corporate, if:

          (i) he acted honestly and in good faith with a view to the best interests of the Corporation; and

          (ii) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     (b) The Corporation may with the approval of a Court indemnify a person referred to in subparagraph (a) in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in subparagraphs (a) (i) and (ii).

5.02 Indemnification of Others. Subject to subparagraph 5.01(a), the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director or officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines in any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if the Board determines that:

     (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.

5.03 Right of Indemnity not Exclusive. The provisions for indemnification contained in the By-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any By-laws, agreement, vote of shareholders or disinterested directors or otherwise both as to an action in his official capacity and as to action in any other capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall enure to the benefit of the heirs and legal representatives of such person.

                              SECTION SIX - GENERAL
                              ---------------------

6.01 Notices. In addition to any other method of service permitted by the Act any notice or document required by the Act, the regulations, the articles or the By-laws may be sent to any person entitled to receive same in the manner set out in the Act for service upon a shareholder or director and by any means of telecommunication with respect to which a written record is made. A notice sent by means of telecommunication shall be deemed to have been given on the first business day after the date upon which the written record is made.

6.02 Waiver of Notice. Any shareholder (or his duly appointed proxy holder), director, officer, auditor or member of a committee may at any time waive any notice, or waive or abridge the time for any notice required to be given to him under any provision of the Act, the regulations thereunder, the articles, the By-laws or otherwise, and such waiver or abridgment, whether given before or after the meeting or other event of which the notice is required to be given, shall cure any defect in the giving or in the time of such notice as the case may be.

6.03 Notice to Joint Shareholders. If two or more persons hold shares jointly, notice may be given to one of such persons and such notice shall be sufficient notice to all of them.

6.04 Signature on Notice. The signature to any notice to be given by the Corporation may be lithographed, written, printed or otherwise mechanically reproduced.